ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20090010891-80
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/06/2009 10:07 AM
	Entity Number E0009662009-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	MY CATALOGS ON LINE .COM INC.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) *OR* ☐ Office or Position with Entity (name and address below) Spiegel and Utrera, P.A. Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 1785 East Sahara Ave., Suite 490 (Street Address) Las Vegas (City) Nevada 89104 (Zip Code) Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 200,000,000 Par value per share: $ .001 Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Jerrold Burden (Name) 8050 North University Drive (Street Address) Tamarac (City) FL (State) 33321 (Zip Code) 2) Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Elsie Sanchez (Name) X [signature] Incorporator Signature 1785 East Sahara Ave., Suite 490 (Address) Las Vegas (City) NV (State) 89104 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 01/05/09 Date

This form must be accompanied by appropriate fees.